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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        April 24, 1998 (April 23, 1998)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                             PHILIP SERVICES CORP.
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             (Exact name of Registrant as specified in its charter)


                 Ontario                 0-20854         Not Applicable
      -----------------------------  ----------------  -------------------
      (State or other jurisdiction)  (Commission File    (IRS Employer
            of incorporation)             Number)      Identification No.)


  100 King Street West, P.O. Box 2440, LCD1, Hamilton, Ontario, Canada L8N 4J6
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     (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (905) 521-1600

                                      n/a
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

On April 23, 1998, Philip Services Corp. (the "Company") announced that, together with its auditors Deloitte & Touche, it has determined that its financial statements for the fiscal year ended December 31, 1997, previously filed with the Securities and Exchange Commission in its Annual Report on Form 10-K, did not properly reflect the results of transactions in the Company's copper operations and as a result understated the Company's liabilities by an amount estimated to be approximately US$30 million. The Company has also determined that adjustments to certain balance sheet accounts of approximately US$5 million are also required. These transactions resulted in an overstatement of earnings. The US$30 million liability was discovered when the Company recently paid and satisfied the obligation associated with this transaction. The Company and Deloitte & Touche are continuing their examination of these matters and the Company intends to file an amended Form 10-K upon the satisfactory completion of the review. In accordance with SAS No. 1, until such amendment has been filed, neither the Company's financial statements, nor the auditor's report thereon, contained in the Form 10-K should be relied upon.

A copy of the Company's press release dated April 23, 1998 is set forth in
Exhibit 99.1 to this report.




Exhibit Number                        Description

    99.1                  Press release dated April 23, 1998





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                              PHILIP SERVICES CORP.


                         By:  /s/ Colin H. Soule
                              ------------------------
                              Executive Vice President
                                and General Counsel

Dated: April 24, 1998

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                                 EXHIBIT INDEX



Exhibit Number                    Description

    99.1              Press release dated April 23, 1998

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